Exhibit 99.1

Range Capital Acquisition Corp II Announces Pricing of

$200 Million Initial Public Offering

Cold Spring Harbor, NY – (October 2, 2025) – Range Capital Acquisition Corp II (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units, at a price of $10.00 per unit. The units are expected to commence trading on October 3, 2025 on the Nasdaq Global Market under the symbol “RNGTU.”

The Company, which is led by Timothy Rotolo, is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Each unit sold in the offering consists of one Class A ordinary share and one-half of one redeemable warrant. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Global Market under the symbols “RNGT” and “RNGTW,” respectively.

BTIG, LLC is serving as the sole book-running manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about October 6, 2025, subject to customary closing conditions.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on September 30, 2025. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting BTIG, LLC, 65 East 55 Street, New York, NY 10022, by emailing ProspectusDelivery@btig.com, or by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Range Capital Acquisition Corp II

Range Capital Acquisition Corp II is a blank check company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Chairman and Chief Executive Officer Timothy Rotolo and Chief Financial Officer Andrew Kucharchuk. The Company’s team brings substantial expertise in deal sourcing, investing, and operations. The Company may pursue a business combination with a target in any industry or geographic region that it believes can benefit from the expertise and capabilities of its management team.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and preliminary prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Range Capital Acquisition Corp II

tjr@rangecapspac.com

631-246-0340

www.rangecapspac.com